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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                                      OF
                              RUBY TUESDAY, INC.

NAME                                            STATE OF INCORPORATION
----                                            ----------------------
Tias, Inc.                                      Texas
Morrison International, Inc.                    Delaware
Jezebel, Inc.                                   Maryland
SRD of Wisconsin, Inc.                          Wisconsin
Jubilee, Inc.                                   Wisconsin
Britz, Inc.                                     Maryland
Orpah, Inc.                                     Maryland
Morrison of New Jersey, Inc.                    New Jersey
Ruby Tuesday of Columbia, Inc.                  Maryland
LW Beverage Co., Inc.                           Texas
Ruby Tuesday of Salisbury, Inc.                 Maryland
Free Race Mall Rest, L.P.                       New Jersey
Lamar Permit Co., Inc.                          Texas
Tia's Club-Denton, Inc.                         Texas
Tia's Club-Lewisville, Inc.                     Texas
Tia's Club-Carrollton, Inc.                     Texas
Tia's Club-Plano, Inc.                          Texas
Tia's Club-Red Bird, Inc.                       Texas
Tia's Club-Mesquite, Inc.                       Texas
Tia's Club-Richardson, Inc.                     Texas